EXHIBIT 10(B)


                               WRITTEN CONSENT OF

                           PRICEWATERHOUSECOOPERS LLP



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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 10 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 10, 2000 and February 15, 2000, relating to the financial statements of PHL Variable Accumulation Account and the financial statements of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
April 21, 2000